Exhibit 8.1

Name of Subsidiary / Investee company	Jurisdiction of Incorporation
ADOM (Ashkelon Desalination)	Israel
Agripo Management Services Ltd.	Israel
Agro-Vant	Israel
Ashli Chemicals (Holland) B.V.	Israel
Bromine Compounds Ltd.	Israel
Bromine Compounds Marketing (2002) Ltd.	Israel
Chemada Fine Chemicals Ltd.	Israel
Dead Sea Bromine Company Ltd.	Israel
Dead Sea Magnesium Ltd.	Israel
Dead Sea Periclase Fused Products Co.	Israel
Dead Sea Periclase Ltd.	Israel
Dead Sea Works Ltd.	Israel
Desalination Plants (Development of Zarchin Process) Limited	Israel
Desalkaz	Israel
Ferson Chemicals Ltd.	Israel
Fertilizers and Chemicals Ltd.	Israel
H2ID Ltd.	Israel
I.D.E. Technologies Ltd.	Israel
ICL Innovation Ltd.	Israel
ICL Israel Ltd.	Israel
IDE SAL WATER Ltd.	Israel
Idea Desalination Construction Partnership	Israel
IDESB Desalinization Partnership	Israel
Industrial Chemical Equipment Ltd.	Israel
Israel Light Metal Initiative Ltd.	Israel
Israel Polymeric FR Ltd.	Israel
Kaz Desalination Ltd.	Israel
M.M.M. Company United Landfill Industries (1998) Ltd.	Israel
Mifalei Tovala Ltd.	Israel
Novetide Ltd.	Israel
Omis Water Ltd.	Israel
OTID Desalination Partnership	Israel
P.A.M.A. (Energy Resources Development)	Israel
PCT Technologies Shield Coating Ltd.	Israel
Potassium Nitrate Ltd.	Israel
Revivim in the Bay Water Environment Ltd.	Israel
Rotem Amfert Negev Ltd.	Israel

Name of Subsidiary / Investee company	Jurisdiction of Incorporation
Sherut Integrated Transportation Services 2013 Ltd.	Israel
Sherut Rail & Road Transportation Services 1990 Registered Partnership in Israel	Israel
Sorek Desalinization Ltd.	Israel
Sorek Desalinization Partnership	Israel
Sorek Operation and Maintenance Company Ltd.	Israel
Tami (IMI) Institute for R&D Ltd. Israel	Israel
Tetrabrom Technologies Ltd.	Israel
V.I.D. Desalination Company Ltd.	Israel
West Galilee Desalinization Ltd.	Israel
Absia SL	Spain
Agrocallejas Mediterranea S.L Unipersonal	Spain
Auxquimia S.A.	Spain
Detelca UTE	Spain
Everris Iberica Fertilizers S.L.	Spain
Fomento y Desarrollo Agricola S.L.	Spain
Fuentes Fertilizantes S.L.	Spain
Iberpotash S.A.	Spain
ICL Iberia SCA	Spain
Logistica de Fertilizers Fuentes S.A.	Spain
Sal Vesta Iberia S.L.	Spain
Tráfico de Mercancías S.A.	Spain
Amsterdam Fertilizers B.V.	The Netherlands
Everris International B.V.	The Netherlands
Finacil E.E.I.G. (European Economic Interest Grupen)	The Netherlands
ICL Europe Coöperatief U.A.	The Netherlands
ICL Fertilizers Europe C.V.	The Netherlands
ICL Finance B.V.	The Netherlands
ICL IP Terneuzen B.V	The Netherlands
ICL Puriphos B.V.	The Netherlands
ICL-IP Europe B.V	The Netherlands
Incap B.V.	The Netherlands
Netherlands Polymeric FR B.V	The Netherlands
Pekafert B.V.	The Netherlands
Clearon Corp.	USA
Dead Sea Magnesium Inc.	USA
Everris N.A. Inc.	USA
ICL Americas LLC	USA
ICL Finance Inc.	USA
ICL North America Inc.	USA
ICL Performance Products Inc.	USA

Name of Subsidiary / Investee company	Jurisdiction of Incorporation
ICL Performance Products LLC	USA
ICL Performance Products LP	USA
ICL-IP America Inc.	USA
IDE Americas Inc.	USA
Phosphorus Derivatives Inc.	USA
BK Giulini Chemie GmbH	Germany
BK Giulini GmbH	Germany
BKG Finance GmbH	Germany
BKG Finance Sup GmbH	Germany
Everris GmbH	Germany
Fibrisol Muscalla GmbH	Germany
Flexotex GmbH	Germany
Hagesüd Gewürzwerke Beteiligungs GmbH	Germany
Hagesüd Interspice Gewürzwerke GmbH & Co. KG	Germany
Hoyermann Chemie GmbH	Germany
ICL Fertilizers Deutschland GmbH	Germany
ICL Germany Food and Chemical Specialties GmbH	Germany
ICL Holding Beschraenkt Haftende O.H.G.	Germany
ICL Holding Germany GmbH	Germany
ICL I.P. Bitterfeld GmbH	Germany
ICL-IP Bitterfeld Grundbesitz GmbH & Co KG	Germany
Prolactal GmbH	Germany
Rotem Holding GmbH	Germany
Rovita GmbH	Germany
Stodiek Duenger GmbH	Germany
Turris Versicherungvermittlung GmbH	Germany
Amega Sciences Holdings Ltd.	UK
Amega Sciences Plc.	UK
Bromine and Chemicals Ltd.	UK
Cleveland Potash Ltd.	UK
Constantine & Company (Export) Limited	UK
Everris Ltd.	UK
Fibrisol Service Ltd.	UK
ICL UK (Sales) Ltd.	UK
Nutrient Sciences Ltd.	UK
Service Chemicals Ltd.	UK
ICL (Qingdao) Hi Tech CRF Co. Ltd.	China
ICL (Qingdao) Hi Tech WSF Co. Ltd.	China
ICL (Shanghai) Investment Co. Ltd.	China
Jiaxing ICL Chemical Co. Ltd.	China
Lianyungang Dead Sea Bromine Compounds Co. Ltd	China

Name of Subsidiary / Investee company	Jurisdiction of Incorporation
Shanghai Tari International Ltd.	China
Sinobrom Compounds Co. Ltd.	China
TCKG	China
Yunnan BK Giulini Tianchuang Phosphate Co. Ltd.	China
Yunnan ICL YTH Phosphate Research and Technology Center Co. Ltd.	China
Yunnan Phosphate Haikou Co. Ltd.	China
Zhangjiagang FTZ ICL Trading Co.	China
Hagesüd Interspice France S.A.R.L	France
ICL France S.A.S	France
Scora S.A.S	France
ARM Ltd.	Hong Kong
AUB Storing and Services (Hong Kong) Ltd.	Hong Kong
BK Giulini Hong Kong Limited	Hong Kong
BK Giulini Leather Chemistry Co. Ltd.	Hong Kong
BKG Personal Care Co. Ltd.	Hong Kong
D.D.F.R Corporation Ltd.	Hong Kong
ICL Asia Ltd.	Hong Kong
ICL Trading (HK) Ltd.	Hong Kong
Allana Potash Afar PLC	Ethiopia
ICL Potash Ethiopia Plc.	Ethiopia
Nova Potash PLC (Ethiopia)	Ethiopia
Rotem Manufacturing Private Limited Company	Ethiopia
BK Giulini Argentina S.A	Argentina
BK Giulini Argentina S.A.	Argentina
Everris Australia Ltd.	Australia
Fibrisol Service Australia Pty. Ltd.	Australia
I.C.L. Finance Belgium N.V.	Belgium
ICL Belgium N.V.	Belgium
Bromisa Industrial e Commercial Ltda.	Brasil
ICL Brasil	Brasil
Rotem Do Brasil Ltda.	Brasil
Allana Potash Corp.	Canada
ICL Performance Products Canada Limited	Canada
Larnaca Water Partners	Cyprus
Pelagos Desalination Services	Cyprus
BK Giulini Specialties Private Limited	India
ICL Fertilizers (India) Private Ltd.	India
ICL Management and Trading India Private Limited	India
IDE Technologies India Private Ltd.	India
Indian Desalinization Engineering PVT	India
Everris Italy SRL.	Italy

Name of Subsidiary / Investee company	Jurisdiction of Incorporation
ICL Italy Milano SRL	Italy
ICL Japan Ltd	Japan
Everris Kenya Ltd.	Kenya
Eurocil Luxembourg S.A.	Luxembourg
Everris Malaysia Sdn. Bhd	Malaysia
ICL Fosfatos y Aditivos de México S. A. de C.V.	Mexico
Tari International N.Z. Ltd.	New Zealand
ICL Polska S.p z.o.o	Poland
Landchem Ltd.	South Africa
Twincap Forsakrings A.B.	Sweden
Intracap Insurance	Switzerland
Rotem Kimyevi Maddeler Sanayi ve Ticaret A.S	Turkey
BK Mercosur S.A.	Uruguay
ICL GROUP ASIA PACIFIC PTE. LTD	Singapore
ICL Group Asia Pacific PTE. Ltd.	Singapore
Ambient Technologies Inc.	Virgin Islands
IDE Canaries S.A.	Canary Islands

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